U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2005
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                          HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

          DELAWARE           0 - 32093             91-2022980
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       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)

      1601-B ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                              92606
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    (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:     949.757.0855
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        (Former name or former address, if changed since last report)

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HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on
Form 8-K to report the following:

Item 8.01. Other Events

On December 28, 2004, we filed a current report on Form 8-K to report that a Class Action Complaint For Violations of Federal Securities Laws filed on October 18, 2004, in the United States District Court for the Central District of California under case number SACV04-1226 GLT, naming as defendants, HiEnergy Technologies, Inc., Bogdan C. Maglich, our Chief Executive Officer and Chairman ("Dr. Maglich"), Barry Alter, our former President and Director, and Gregory Gilbert, our former Director. After Plaintiffs elected to voluntarily amend their original filing, they filed a First Amended Complaint entitled and styled, "In re: HiEnergy Technologies, Inc. Securities Litigation," Master File No. 8:04-CV-01226-DOC (JTLx), which seeks an unspecified amount of damages on behalf of all similarly situated shareholders on the grounds that we violated federal securities laws by making allegedly false and misleading statements in our public filings. We have repeatedly denied the allegations in the Complaint, as initially filed and as later amended, and subsequently engaged the law firm of Feldhake Roquemore, LLP, to serve together with C. William Kircher, Jr., as Special Co-counsel in vigorously defending us and Dr. Maglich in this matter.

In March 2005, Motions to Dismiss the Plaintiffs' First Amended Complaint were filed on our behalf and on behalf of Dr. Maglich arguing that the Complaint failed to state a claim upon which relief can be granted.

On June 17, 2005, the Court issued an Order Granting the Motions to Dismiss (the "Order"), finding that the First Amended Complaint failed to allege causation of loss in satisfaction of the requirements set forth in Dura Pharmaceuticals, Inc.
v. Broudo, a decision of the United States Supreme Court issued in April, 2005, resulting from any alleged omissions and/or misrepresentations of the Company or Dr. Maglich to sustain a cause of action for securities fraud under ss.10(b) of the Securities and Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 of the Securities and Exchange Commission (the "SEC"), that the Plaintiffs had failed to plead actual reliance on any allegedly false or misleading filings of the Company to sustain a claim under ss.18 of the Exchange Act, and that the Plaintiffs had failed to allege a primary violation of any securities laws to sustain a claim for a violation of ss.20(a) of the Exchange Act.

With the District Court granting the Motions to Dismiss the First Amended Complaint brought by the Company and Dr. Maglich, the Plaintiffs received notice from the District Court that they may file a Second Amended Complaint within thirty (30) days of the Court's Order. In the event that a Second Amended Complaint is filed by Plaintiffs, as anticipated, counsel will respond to the allegations in any further pleading with appropriate challenges to its legal sufficiency to state a claim upon which relief may be granted.

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FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward- looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward- looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIENERGY TECHNOLOGIES, INC.

June 22, 2005                  By: /s/ Bogdan C. Maglich
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(Date)                              Name: Bogdan C. Maglich,
                                    Chief Executive Officer, Chairman
                                    of the Board, President and
                                    Treasurer